                                                                    Exhibit 6(e)
                              ASSIGNMENT AGREEMENT

         Assignment of Intellectual Property and Waiver of Moral Rights

THIS AGREEMENT MADE this 23 day of December, 1998.

BETWEEN:
                  DRAGOS RUIU, businessman, of 1102 - 717 Jervis Street, Vancouver, British Columbia, Canada V6E 4L5

                  and

                  DRAGOSTECH.COM INC., a corporation incorporated pursuant to the laws of the Province of Alberta with an office at 10966 84th Avenue, Edmonton, Alberta, Canada T6G 0V4

                  (hereinafter collectively referred to as "the Assignors")
AND:
                  NETSENTRY TECHNOLOGY INC., a corporation incorporated pursuant to the laws of the Province of British Columbia with a registered and records office at 2500 - Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, B.C. V7X 1S8

                  (hereinafter referred to as "the Assignee")

                  WHEREAS the Assignors are the owners of all of the intellectual property in the ProbeNet network monitoring technology developed solely by Dragos Ruiu (the "Technology");

                  AND WHEREAS the Assignee is desirous of acquiring all right, title and interest in and to the Technology, including title to and possession of the Technology, and is desirous of acquiring a waiver of all moral rights of Dragos Ruiu in and to the Work in favour of ASSIGNEE and its successors, assigns and nominees;

                  NOW THEREFORE KNOW ALL PERSONS BY THESE PRESENTS that for the sum of One Dollar ($1.00) now paid by the Assignee to the Assignors and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Assignment

The Assignors do hereby:

         1.1 sell, assign and transfer to the Assignee all world-wide right, title and interest in and to the Technology, including all right, title, and interest of the Assignors in and to any and all copyrights, moral rights, patents, inventions, trade-marks, trade names, know-how, trade secrets or confidential information, industrial designs, integrated circuit topographies, plant breeder's rights and all other industrial or intellectual property, whether registered or unregistered, including all improvements, modifications or enhancements thereto (collectively, "Intellectual Property"), owned by, licensed to, or used by the Assignors in connection with the Technology, including, without limiting the generality of the foregoing, all Intellectual Property in, to and associated with the works attached as Schedule "A", said right, title and interest to be held and enjoyed by the Assignee, its successors, assigns and nominees as fully and entirely as the same could have been held and enjoyed by the Assignors if this formal assignment had not been made, for so long as and to the full extent permitted by law; and

         1.2 covenant and represent that the Assignors have the full right to convey the entire interest herein assigned, that the Assignors have not executed, and will not execute any conflicting document, and that the Technology is original to the Assignors or their

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                                      -2-

                  employees, as applicable, and is not copied in whole or in part from any other material.

2.       Waiver

Dragos Ruiu does hereby:

         2.1 waive in favour of Assignee, its successors, assigns and nominees, all his moral rights in relation to the Technology in Canada and throughout the world, including, without limiting the generality of the foregoing, waive all such rights under the Canadian Copyright Act;

         IN WITNESS WHEREOF the Assignors have executed this Agreement as of the day and year first above written.


SIGNED, SEALED AND DELIVERED by Dragos Ruiu in the    )
presence of:                                          )
                                                      )
     /s/ STEVEN R. McKOEN                             )            /s/ DRAGOS RUIU                             (seal)
- ----------------------------------------------------- )       ------------------------------------------------
Name                                                  )       DRAGOS RUIU
      STEVEN R. McKOEN                                )
- ----------------------------------------------------- )
Address                                               )
      BARRISTER & SOLICITOR                           )
- ----------------------------------------------------- )
                                                      )
      BULL, HOUSSER & TUPPER                          )
- ----------------------------------------------------- )
                                                      )
      3000, 1055 WEST GEORGIA STREET                  )
- ----------------------------------------------------- )
                                                      )
      VANCOUVER, BC V6E 3R3                           )
- ----------------------------------------------------- )
                                                      )
      PHONE 687-6575                                  )
- ----------------------------------------------------- )
                                                      )
                                                      )
- ----------------------------------------------------- )
Occupation                                            )
                                                      )



DRAGOSTECH.COM INC.



per:  Dragos Ruiu
      ------------------------
      Dragos Ruiu
      President

- -----------------------------------------------------------------------------
Accepted at Vancouver, British Columbia     NETSENTRY TECHNOLOGY INC.
this 23rd day of December, 1998 by the
Assignee:

                                            per:     /s/ Dragos Ruiu
                                                  ----------------------------
                                                  Dragos Ruiu
                                                  Vice President
- -----------------------------------------------------------------------------


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                                  SCHEDULE "A"









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